NEWS RELEASE T. ROWE PRICE COMPLETES ACQUISITION OF OAK HILL ADVISORS Enhances Company’s Position as a Leading Provider of Alternative Credit to Investors Baltimore: December 29, 2021 T. Rowe Price Group, Inc. (NASDAQ-GS: TROW), today announced it has completed its acquisition of Oak Hill Advisors, L.P. (OHA), a leading alternative credit manager. The acquisition, which was announced on October 28, 2021, accelerates T. Rowe Price's expansion into alternative credit markets, complementing its existing global platform and ongoing strategic investments in its core investments and distribution capabilities. “We are very pleased to reach today’s milestone and to welcome the talented OHA team to T. Rowe Price,” said Rob Sharps, T. Rowe Price president, head of Investments, group chief investment officer, and incoming chief executive officer. “This acquisition allows us to broaden our private markets business and add new capabilities in an area of tremendous client interest and growth.” Glenn August, founder and chief executive officer of OHA, said, “T. Rowe Price and OHA share common values and a commitment to delivering outstanding investment performance and client service. Together, we have the ability to deliver even more value to our clients whom we expect to benefit from greater scale and a broader range of product offerings over time.” With the closing of the transaction, OHA will operate as a standalone business within T. Rowe Price, have autonomy over its investment process, and maintain its team and culture. Mr. August is continuing in his current role and, as planned, will join T. Rowe Price's Board of Directors and Management Committee, effective December 30, 2021. Mr. Sharps will also join T. Rowe Price’s Board of Directors at that time. For additional background on the acquisition, please read the announcement news release here. ABOUT T. ROWE PRICE Founded in 1937, Baltimore-based T. Rowe Price (troweprice.com) is a global investment management organization with $1.63 trillion in assets under management as of November 30, 2021. The organization provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The company also offers a variety of sophisticated investment planning and guidance tools. T. Rowe Price's disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research. ABOUT OHA OHA is a leading alternative investment firm with $56 billion of capital under management (as of November 30, 2021) across its private, distressed, special situations, liquid, structured credit, and real asset strategies. OHA has generated attractive risk-adjusted returns over its more than

30-year history by specializing in performing and distressed credit-related investments in North America, Europe, and other geographies. OHA employs more than 300 people globally and is headquartered in New York, with primary offices in London, Sydney, Hong Kong, Luxembourg, Fort Worth, and San Francisco. For further information about OHA, please visit oakhilladvisors.com. OTHER MATTERS Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “preliminary,” or other similar words are forward-looking statements. Various forward-looking statements in this press release relate to the acquisition by T. Rowe Price of OHA, including regarding expected scale and distribution opportunities and financial benefits or returns. Forward-looking statements involve a number of known and unknown risks, uncertainties, and other important factors, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Actual results may differ materially from those in forward-looking information because of various factors including, but not limited to, those discussed above and in Item 1A, Risk Factors, included in T. Rowe Price’s Form 10-K Annual Report for 2020. CONTACTS: T. Rowe Price Public Relations Brian Lewbart (410) 345-2242 brian.lewbart@troweprice.com T. Rowe Price Investor Relations Linsley Carruth (410) 345-3717 linsley.carruth@troweprice.com